Exhibit 10.10

THE GETTY IMAGES HOLDINGS, INC. 2022 EQUITY INCENTIVE PLAN

Nonqualified Stock Option Award Agreement

This Stock Option Award Agreement (this “Agreement”) is made by and between Getty Images Holdings, Inc., a corporation organized and existing under the laws of Delaware (the “Company”) and the individual listed on the applicable Grant Notice (the “Participant”), effective as of the date listed on the applicable Grant Notice (the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the Getty Images Holdings, Inc. 2022 Equity Incentive Plan (as may be further amended, amended and restated or modified from time to time (the “Plan”)), which is incorporated herein by reference and made a part of this Agreement.  Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Company has provided the Participant with a Grant Notice which shall be part of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.

Grant of Award.  The Company hereby grants to the Participant, effective as of the Date of Grant, options to purchase the number of shares of Common Stock (“Stock Options”) set forth on the applicable Grant Notice, on the terms and conditions set forth in the Plan and this Agreement. The Stock Options are intended to be Nonqualified Stock Options.

2.

Exercise Price.  The exercise price of each Stock Option is set forth on the applicable Grant Notice, subject to adjustment as set forth in the Plan (the “Exercise Price”).  The Exercise Price is no less than the Fair Market Value of a share of Common Stock on the Date of Grant.

3.	Vesting. Subject to the terms and conditions set forth in the Plan and this Agreement (including the applicable Grant Notice), the Stock Options shall vest as provided in the applicable Grant Notice.
4.	Termination; Forfeiture; Expiration.
(a)

Termination of Service.  Any unvested Stock Options will be forfeited immediately, automatically and without consideration upon a termination of the Participant’s Service for any reason.  In the event the Participant’s Service is terminated for Cause, all vested Stock Options will also be forfeited immediately, automatically and without consideration upon such termination for Cause.  Without limiting the generality of the foregoing, the Stock Options and the shares of Common Stock (and any resulting proceeds) will continue to be subject to Sections 12.2 (Termination for Cause) and 12.3 (Right of Recapture) of the Plan.

(b)

Expiration.  Any unexercised Stock Options will expire on the tenth (10th) anniversary of the Date of Grant (the “Expiration Date”), or earlier as provided in Section 5 of this Agreement or in the Plan.

5.Period of Exercise.

(a)	Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the vested Stock Options at any time prior to the earliest to occur of:
(i)	the Expiration Date;
(ii)	the date that is twelve (12) months following termination of the Participant’s Service due to death or Disability;
(iii)	the date that is ninety (90) days following termination of the Participant’s Service by the Company without Cause or the Participant’s resignation (excluding death or Disability); or
(iv)	the date of termination of the Participant’s Service for Cause.
(b)

Extension of Termination Date.  If, following the Participant’s termination of Service for any reason, the exercise of the Stock Options is prohibited because such exercise would violate applicable registration requirements under the Securities Act or any other state or federal securities law or applicable rules of any securities exchange or Company policy, then the expiration of the Stock Options shall be tolled until the earlier of (i) date that is thirty (30) days after the end of the period during which the exercise of the Stock Options would be in violation of such registration or other securities requirements or Company policy or (ii) the Expiration Date.

6.Manner of Exercise.

(a)

Election to Exercise.  The Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) may exercise all or any part of the vested Stock Options by delivering to the Company an executed Stock Option exercise notice in such form as is approved by the Committee from time to time, which shall set forth:  (i) the Participant’s election to exercise the Stock Options, (ii) the number of shares of Common Stock being purchased, (iii) any restrictions imposed on the shares, and (iv) any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.  If someone other than the Participant exercises the Stock Options, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Stock Options.

(b)

Withholding Requirements.  The Company shall have the right to require the Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld (the “Withheld Taxes”), and to deduct or withhold from any shares of Common Stock deliverable under this Agreement or to employ any other methods permitted by the Plan to satisfy such withholding obligation. In addition, to the extent permitted by the Committee in its sole discretion, subject to Section 16 of the Exchange Act, withholding may be satisfied through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the withholding amount, which shall be subject to any terms and conditions imposed by the Committee.

(c)

Payment of Exercise Price.  The entire Exercise Price of the Stock Options shall be payable in full at the time of exercise.  All or part of the Exercise Price and any Withheld Taxes may be paid as follows to the extent permitted by applicable statutes and regulations and Company policies:

(i)	Cash or Check. In cash or by certified or bank check.
(ii)

Net Exercise.  To the extent permitted by the Committee in its sole discretion, by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Options by the number of shares of Common Stock having a Fair Market Value equal to the amount of the Exercise Price and/or Withheld Taxes, as applicable.

(iii)

Surrender of Shares of Common Stock.  To the extent permitted by the Committee in its sole discretion, by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Participant free and clear of any restriction or limitation, unless the Committee specifically agrees in writing to accept such shares of Common Stock subject to such restriction or limitation.  Such shares of Common Stock will be surrendered to the Company in good form for transfer and will be valued by the Company at Fair Market Value on the date of the applicable exercise of the Stock Options, or to the extent applicable, on the date the Withheld Taxes are to be determined.  The Participant will not surrender, or attest to the ownership of, shares of Common Stock in payment of the Exercise Price (or Withheld Taxes) if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Options for financial reporting purposes that otherwise would not have been recognized.

(iv)

Brokered Cashless Exercise.  To the extent permitted by the Committee in its sole discretion, and subject to Section 16 of the Exchange Act, from the proceeds of a sale through an open-market, broker-assisted sales transaction on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.  In that case, the Participant will execute a notice of exercise and provide the Company’s third party Plan administrator with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the aggregate Exercise Price and/or Withheld Taxes, as applicable.  To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements or coordinate procedures with one or more brokerage firms.

(v)	Other Consideration. In any other form of legal consideration that may be acceptable to the Committee.
(d)

Issuance of Stock.  If the exercise notice and payment of the Exercise Price are in form and substance satisfactory to the Company, the Company shall deliver such shares of Common Stock either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of shares of Common Stock to be issued, registered in the name of the Participant.  No fractional shares of Common Stock shall be delivered and any fractions shall be rounded down.

7.Participant Representations. The Participant acknowledges, represents and warrants that:

(a)

the Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and the Company is relying in part on the Participant’s representations set forth in this Section 7;

(b)

if the Participant is deemed an affiliate within the meaning of Rule 144 under the Securities Act, the shares of Common Stock must be held indefinitely by the Participant unless an exemption from the registration requirements of the Securities Act is available for the resale of such shares or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such shares of Common Stock and the Company is under no obligation to register the resale of the shares of Common Stock (or to file a “re-offer prospectus”); and

(c)

if the Participant is deemed an affiliate within the meaning of Rule 144 under the Securities Act, the Participant understands that the exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the shares of Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the shares of Common Stock may be made only in limited amounts in accordance with such terms and conditions.

8.Miscellaneous Provisions.

(a)

Rights of a Shareholder.  Prior to issuance of shares of Common Stock following the exercise of the Stock Options, neither the Participant nor the Participant’s representatives will have any rights as a shareholder of the Company with respect to any shares of Common Stock subject to Stock Options.

(b)

Transfer Restrictions.  The shares of Common Stock delivered pursuant to the exercise of the Stock Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, NYSE or any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(c)

Clawback Policy.  The Participant acknowledges that the Participant is subject to the provisions of Section 12 (Forfeiture Events) and Section 14.6 (Trading Policy and Other Restrictions) of the Plan and any compensation recovery, “clawback” or similar policy adopted by the Company from time to time and/or made applicable by law including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection and Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed. The Participant further acknowledges and agrees that any violation of any non-competition, non-solicitation, non-disclosure, non-disparagement, or other restrictive covenant obligation under any employment offer, employment contract, or confidentiality obligations otherwise agreed to in the course of Participant’s employment between Participant and the Company or any of its Subsidiaries or Affiliates shall, in the Company’s discretion, result in the forfeiture, clawback, and/or recovery of the award granted hereunder, pursuant to the terms of Sections 12 and 14.6 of the Plan or such other compensation recovery, clawback or similar policy.

(d)

Adjustments.  In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.4 of the Plan prior to delivery, the Stock Options may be adjusted in accordance with Section 4.4 of the Plan.

(e)

No Right to Continued Service.  Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(f)

Successors and Assigns.  The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)

Severability.  The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(h)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.
(i)

Choice of Law; Jurisdiction.  This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(j)

Signature in Counterparts.  This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument. If required, execution of the applicable Grant Notice shall be considered execution and acceptance of this Agreement.

(k)

Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(l)

Entire Agreement. This Agreement (including the applicable Grant Notice), the Plan, and the International Appendix constitute the entire agreement between the parties with respect to the subject matter hereof and thereof. No promises, statements, understandings, representations, or warranties of any kind, whether oral or in writing, express or implied have been made to the Participant to induce the Participant to enter into this Agreement other than the express terms set forth in this Agreement (including the applicable Grant Notice), the Plan and the International Appendix, and the Participant is not relying upon any promises, statements, understandings, representations, or warranties with respect to the subject matter hereof other than those expressly set forth in this Agreement (including the applicable Grant Notice), the Plan and the International Appendix.

(m)

Acceptance.  The Participant hereby acknowledges receipt of a copy of the Plan, the International Appendix and this Agreement (including the applicable Grant Notice). The Participant has read and understands the terms and provisions of the Plan, the International Appendix and this Agreement (including the applicable Grant Notice), and accepts the Stock Options subject to all of the terms and conditions of the Plan, the International Appendix and this Agreement (including the applicable Grant Notice). In the event of a conflict between any term or provision contained in this Agreement (including the applicable Grant Notice) and a term or provision of the Plan or the International Appendix, the applicable term and provision of the Plan or the International Appendix will govern and prevail. In the event of a conflict between any term or provision contained in the International Appendix and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

GETTY IMAGES HOLDINGS, INC. 2022 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the Getty Images Holdings, Inc. 2022 Equity Incentive Plan. (as amended from time to time, the “Plan”) shall have the same defined meanings in this [Nonqualified] Stock Option Award Agreement, which includes the terms of this Grant Notice (this “Grant Notice”) (collectively, the “Agreement”).

You have been granted Stock Options subject to the terms and conditions of the Plan and this Agreement, as follows:

Name of Participant:	[_________]
Total Number of Stock Options:	[_________]
Date of Grant:	[_________]
Final Expiration Date:	[_________]
Vesting Schedule:	[_________]

Please execute this Grant Notice where indicated below, and return an executed copy of this Grant Notice to the Company.  If you reside in any country where you are required by law to accept the Agreement, your grant of Stock Options and, if applicable, the issuance of any Common Stock upon the exercise of the Stock Options, shall be subject to your acceptance of the Agreement, by executing this Grant Notice and delivering an executed copy to the Company, and if you fail to execute and deliver this Grant Notice to the Company, your Stock Options shall be forfeited without consideration.

[Signature page follows.]

IN WITNESS WHEREOF, you and the Company have executed this Agreement as of the dates set forth below.

PARTICIPANT	GETTY IMAGES HOLDINGS, INC.

By:

Date:	Date: